Exhibit 25(f)(2)

FORM T-2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF AN

INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           ☐

Christie Leppert
(Name of trustee)

N/A (I.R.S. Employer Identification Number)	4655 Salisbury Road Suite 300 Jacksonville, Florida 32256 (Business address: street, city state and zip code)

Duke Energy Progress, LLC
(Exact name of obligor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0165465 (I.R.S. employer identification no.)

410 South Wilmington Street Raleigh, North Carolina (Address of principal executive offices)	27601 (Zip code)

First Mortgage Bonds
(Title of the indenture securities)

1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (see Note below.)

2.	Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

(a)	Title of the securities outstanding under each such other indenture.

Not applicable.

(b)	A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 (the “Act”) arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable.

11.	List of Exhibits.

None.

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Act, I, Christie Leppert have signed this statement of eligibility in the City of Jacksonville and State of Florida, on the 11th day of September, 2025.

/s/ Christie Leppert
Name:	Christie Leppert